                                                                        Ex. 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No.1 to Registration Statement No. 333-67389 of Mrs. Fields' Original Cookies, Inc. of our report dated February 9, 1996, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/  DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Salt Lake City, Utah
February 2, 1999